Exhibit 10.3
EMPLOYMENT AGREEMENT
     THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and effective as of November 3, 2003 between CALL NOW, INC., a Nevada corporation (the “Corporation”), and THOMAS R. JOHNSON, an individual (the “Executive”).
     1. Employment. The Corporation and Executive hereby confirm the continuation of the employment of Executive on the terms and conditions set forth herein.
          1.1 Executive covenants to perform in good faith his employment duties as outlined herein, devoting his full productive time, energies and abilities to the proper and efficient management of the business of the Corporation, and for its exclusive benefit.
          1.2 Executive shall not, without the prior written consent of the Corporation, directly or indirectly, during the term of his employment by the Corporation and for two (2) years following termination of Executive’s employment by the Company: (i) render services of business, professional or commercial nature to any other person or entity, whether for compensation or otherwise, similar or relating to the business of the Corporation, or (ii) engage in any activity competitive with or adverse to the Corporation’s business or welfare, whether alone, as a partner or member, or as an officer, director, employee or 5% or greater shareholder of a corporation.
     2. Term of Employment. Subject to the provisions set forth herein, the term of Executive’s employment hereunder shall continue for one (1) year and thereafter for successive terms of one (1) year each unless at the option of either party upon at least thirty days’ prior written notice such employment is terminated at the end of the then current term.

     3. Duties. Executive shall be employed as President and Chief Executive Officer of the Corporation. Executive shall report to the Board of Directors of the Corporation and shall be subject to such reasonable rules and policies established by the Board for all executives of the Corporation. By execution hereof, Executive also executes the Employee Confidentiality Agreement in the form annexed hereto and made a part hereof.
     4. Compensation. For all services he may render to the Corporation during the term of this Agreement, including services as officer, director or member of any committee of the Board of Directors, Executive shall receive the following compensation:
     4.1 Executive shall receive a salary at the rate of $125,000 per year, along with such bonuses and increases approved by the Board of Directors
     5. Benefits. During the term of this Agreement, Executive shall be entitled to the benefits established for management of the Corporation from time-to-time.
     6. Termination. The employment of Executive may be terminated at any time by:
          (i) Mutual agreement; or
          (ii) Action of the Board of Directors, on thirty days’ prior written notice, in the event of illness or disability of Executive resulting in failure to discharge his duties under this Agreement for ninety or more consecutive days or for a total of one hundred eighty or more days in a period of twelve consecutive months; or
          (iii) The employment of Executive hereunder may be terminated by action of the Board of Directors for Cause (as defined herein), effective immediately upon the day written notice of termination for Cause is mailed or hand-delivered to Executive. For purposes of this Agreement “Cause” means any of the following conduct by Executive: (a) embezzlement, misappropriation of corporate funds, or other material acts of dishonesty; or (b) commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor.
          6.1 Such compensation at the time of termination shall be paid to Executive for a period of two (2) years following the termination of Executive as an employee of the Corporation for any reason other than Cause as defined in Section 6(iii).
     7. Indemnification. The Corporation shall indemnify Executive against expenses (including attorneys’ fees and costs of investigation), judgments, fines and amounts paid in settlement actually and reasonably incurred by Executive in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, derivative, investigative or administrative by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or an affiliate of the Corporation or a participant in another corporation, partnership or other enterprise at the request of the Corporation if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Corporation or such other entity, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The Corporation shall pay the foregoing expenses as incurred and Executive shall repay any such amounts upon the final determination that he was not entitled to such indemnification, such determination to be by a court of competent jurisdiction. Executive shall undertake any activities involving legislation on behalf of the Corporation in compliance with all legal requirements governing such activities.
     8. Non-Raiding. Executive agrees that during his employment by the Corporation until two years after the termination of Executive’s employment by the Corporation for any reason, he will not, directly or indirectly, without the prior written consent of the Corporation, induce or influence, or seek to induce or influence, any person who is engaged by the Corporation or any affiliate of the Corporation as an employee, agent, independent contractor or otherwise, or any entity which is doing business with the Corporation in any capacity to terminate or modify such employment or engagement, or such business relationship with the Corporation nor shall Executive directly or indirectly, through any other person, firm or corporation, employ or engage, or solicit for employment or engagement, or advise or recommend to any other person or entity that such person or entity employ or engage or solicit for employment or engagement, any person or entity employed or engaged by or doing business with the Corporation or any affiliate of the Corporation.
     9. Miscellaneous.
          9.1 The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. The rights granted both parties herein are cumulative and the election of one shall not constitute a waiver of such party’s right to assert all other legal remedies available under the circumstances.
          9.2 Any notice to be given to the Corporation under the terms of this Agreement shall be addressed to the Corporation, at the address of its principal place of business, and any notice to be given to Executive shall be addressed to him at his home address last shown on the records of the Corporation, or such other address as either party may hereafter designate in writing to the other. Any notice shall be deemed duly given when mailed by registered or certified mail, postage prepaid, as provided herein.
          9.3 The provisions of the Agreement are severable, and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

          9.4 The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and be binding upon the successors and assignees of the Corporation.
          9.5 This Agreement supersedes all prior agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CALL NOW, INC.

Signature	THOMAS R. JOHNSON

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